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                                                                    EXHIBIT 23.3

DELOITTE HASKINS
         & SELLS
----------------  --------------------------------------------------------------
                  Chartered Accountants  Telephone: 91 (22) 285 4330
                  Malatial House.                           283 7006
                  Backbay Reclamation.   Facsimile: 91 (22) 202 4499
                  Mumbai - 400 020.                         202 4337
                                         E-mail: cchokshi@giasbmS1.vsnl.net.in



     The accompanying financial statements do not give effect to the reverse split of the Company's capital, which was effected on May 3, 2000 and which will be reflected in the next Amendment of this Registration Statement. The following consent is in the form which will be furnished by Deloitte Haskins & Sells upon such change being made in the Company's financial statements and assuming that from May 3, 2000 to the date of the next Amendment filed no other material events have occurred that would affect the accompanying financial statements, the required disclosures therein or our Independent Auditors' Report.

/s/ DELOITTE HASKINS & SELLS

Dated: May 18, 2000


     INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Registration Statement of Rediff.com India Limited on Form F-1 of our report dated May 3, 2000 appearing in the Prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the headings "Selected Financial Data", "Summary Financial Data" and "Experts" in such Prospectus.